DONALDSON, LUFKIN & JENRETTE, INC.

1996 Stock Option Plan

     SECTION 1. Purpose. The purposes of the Donaldson, Lufkin & Jenrette, Inc. 1996 Stock Option Plan are to promote the interests of Donaldson, Lufkin & Jenrette, Inc. and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of, and advisors and consultants to, the Company and its Affiliates, as defined below; (ii) motivating such employees, advisors and consultants by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees, advisors and consultants to participate in the long-term growth and financial success of the Company.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     “Board” shall mean the Board of Directors of the Company.

     “Cause” shall mean (i) a Participant’s willful failure to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness, and excluding any action taken and any decision not to act if such action is taken or such decision is made in the good faith belief that it is in the furtherance of the business of the Company); (ii) gross negligence or gross malfeasance in the performance of the Participant’s duties; (iii) a final finding by a court or other governmental body with proper jurisdiction that an act or acts by the Participant constitutes (A) a felony under the laws of the United States or any state thereof, or (B) a violation of Federal or state securities law if, as a result of such finding under clause (A) or (B) of this clause (iii), the Committee determines, in good faith, that the continued employment of the Participant by the Company or an Affiliate would be seriously detrimental to the Company and its business; or (iv) in the absence of any final finding by a court or other governmental body with proper jurisdiction, a determination, in good faith, by the Committee that an act or acts by a Participant constitute a felony or violation of Federal or state securities law and that, by reason of such act or acts, the continued employment of the Participant by the Company or an Affiliate would be seriously detrimental to the Company and its business.

     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

     “Committee” shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom is, to the extent necessary to comply with Rule 16b-3 only, a “disinterested person” within meaning of Rule 16b-3.

     “Company” shall mean Donaldson, Lufkin & Jenrette, Inc., together with any successor thereto.

     “Disability” shall mean permanent and total disability as defined in the Company’s Long Term Disability Plan.

     “Employee” shall mean (i) an officer or employee of the Company or of any Affiliate and (ii) an advisor or consultant to the Company or to any Affiliate. For purposes of this Plan, for persons described in clause (ii) above, employment and termination of employment shall mean the maintenance of, or termination of, as the case may be, of such person’s relationship as an advisor or consultant to the Company or an Affiliate.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     “Fair Market Value” shall mean on any date, (i) in the case of a security which is traded on an established securities market, the closing price of such security on such date and (ii) in the case of any other property, the fair market value of such property, as determined by the Committee in its sole discretion.

     “Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     “Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     “Option Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Option, which may but, unless the Committee otherwise determines, need not be executed or acknowledged by a Participant.

     “Participant” shall mean any Employee selected by the Committee to receive an Option under the Plan.

     “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     “Plan” shall mean the Donaldson, Lufkin & Jenrette, Inc., 1996 Stock Option Plan.

     “Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     “SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

     “Shares” shall mean shares of the Common Stock, par value $.10 per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

     SECTION 3. Administration. (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Options to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by each Option; (iv) determine the terms and conditions of any Option; (v) determine whether, to what extent, and under what circumstances amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Option made under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b)  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, any shareholder and any Employee.

     SECTION 4. Shares Available for Options.

     (a)  Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Options may be granted under the Plan shall be equal to the sum of (i) the number of whole shares nearest to but not exceeding 10% of the fully diluted shares outstanding following the initial public offering of the Company’s Shares, but assuming for this purpose that Shares granted and to be granted with respect to restricted stock units and options authorized for issuance under the 1995 Restricted Stock Unit Plan, the 1995 Stock Option Plan and this Plan are issued and outstanding at such time, plus (ii) the number of shares covered by options forfeited, cancelled, exercised or surrendered without the issuance of Shares under the 1995 Stock Option Plan, plus (iii) the number of whole shares nearest to but not exceeding 12 1/2% of the Shares related to options granted under the 1995 Stock Option Plan as of the initial public offering of the Company’s Shares. To the extent that after the effective date of the Plan, any Option granted under the Plan or any option granted under the Company’s 1995 Stock Option Plan is forfeited, exercised or otherwise terminates or is canceled without the delivery of Shares (including Shares withheld in payment of taxes relating to such Options or options and Shares surrendered in payment of the exercise price or taxes relating to such Options or options), then the Shares covered by such Option or option, to such extent, shall again be, or shall become, Shares with respect to which Options may be granted under this Plan. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), the aggregate number of Shares in respect of which Options may be granted under the Plan to any Employee in any calendar year shall not exceed 2,000,000 and the maximum number of Shares in respect of which Incentive Stock Options may be granted under the Plan is 8,000,000.

     (b)  Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options and (iii) the grant or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended. Without limiting the generality of the foregoing, any such adjustment shall be deemed to have prevented any dilution and enlargement of a Participant’s rights if such Participant receives in any such adjustment rights which are substantially similar (after taking into account the fact that the Participant has not paid the applicable exercise price) to the rights the Participant would have received had he exercised his outstanding Options and become a shareholder of the Company immediately prior to the event giving rise to such adjustment.

     (c)  Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or any Affiliate, who is not a member of the Committee, shall be eligible to be designated a Participant, except that only Employees who are employees of the Company or a subsidiary (within the meaning of Section 424(f) of the Code) shall be eligible for the grant of Incentive Stock Options.

     SECTION 6. Stock Options.

     (a)  Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. Unless forfeited or exercised at an earlier date in accordance with the terms hereof, each Option shall expire on the tenth anniversary of the date as of which it is granted.

     (b)  Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall be not less than 100% of the per Share Fair Market Value on the date of grant.

     (c)  Exercise. Each Option shall be exercisable at the rate of 25% of the number of shares subject to the Option on each of the first four anniversaries of the date of grant of the Option, except in cases where a vesting schedule less favorable to the grantee is determined by the Committee to be appropriate. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Notwithstanding anything in the Plan to the contrary, (i) in the event of a Participant’s termination of employment due to death or Disability or retirement on or after the Participant’s attainment of age 65, all outstanding unexercisable Options held by such Participant shall be vested on the last day of the month following the month in which such termination of employment occurs and shall be exercisable on the dates specified in the first sentence of this Section 6(c), (ii) in the event a Participant’s employment is terminated by the Company with Cause or by the Participant (other than for retirement on or after age 65) without the Committee’s consent, all Options not then exercisable shall be forfeited and automatically cancelled and (iii) if an Option is exercisable following the Optionee’s termination of employment and the Optionee engages in activities competitive with the business of the Company, as determined by the Committee in its sole discretion, any Option held by the Optionee shall be exercisable in accordance with its terms solely for thirty days following receipt by the Optionee of written notice of the Committee’s determination and if not exercised prior to the expiration of such period (or the Option’s term, if shorter), such Option shall expire.

     (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or by tendering Shares owned by the optionee for at least six months (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such exercise price.

     SECTION 7. Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

     SECTION 8. General Provisions.

     (a)  Nontransferability. During the Participant’s lifetime, each Option shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative and no Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

     (b)  No Rights to Options. No Employee, Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Options. The terms and conditions of Options need not be the same with respect to each recipient.

     (c)  Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (d)  Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Options to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Options held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

     (e)  Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Option, from any payment due or transfer made under any Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     (f)  No Limit on Other Compensation Arrangements. Except to the extent otherwise specifically provided in a Participant’s Option Agreement, nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, and such arrangements may be either generally applicable or applicable only in specific cases.

     (g)  No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

     (h)  No Rights as Stockholder. No Participant or holder or beneficiary of any Option shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

     (i)  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of the State of New York.

     (j)  Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform with applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

     (k)  Other Laws. The Committee may refuse to issue or transfer any Shares under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

     (l)  No Trust or Fund Created. Neither the Plan nor any Option shall require the creation of a trust or separate fund of any kind or a fiduciary relationship between the

Company or any Affiliate and a Participant or any other Person. Except as may otherwise be specified by the Committee in its discretion, to the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (m)   No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (n)   Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9.Terms of the Plan.

     (a)   Effective Date. The Plan shall be effective as of the date of its approval by the shareholders of the Company.

     (b)   Expiration Date. No Option shall be granted under the Plan after the tenth anniversary of the effective date determined under
Section 9(a) above. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after the tenth anniversary of the effective date determined under Section 9(a) above.